Exhibit 23.1

KPMG LLP
Bay Adelaide Centre	Telephone	(416) 777-8500
333 Bay Street Suite 4600	Fax	(416) 777-8818
Toronto ON M5H 2S5	Internet	www.kpmg.ca
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors

McEwen Mining Inc.

We consent to the use of our audit reports dated March 9, 2015, with respect to the consolidated balance sheets of McEwen Mining Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and on the effectiveness of internal control over financial reporting as of December 31, 2014, incorporated herein by reference and to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-3 of McEwen Mining Inc.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

June 3, 2015

Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.